Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We  have issued our report dated  June 14, 2007 accompanying the consolidated financial statements and schedule  included in the Annual Report of HSW International, Inc. on Form 10-K for the year ended December 31, 2007.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of HSW International, Inc. on Form S-8 (File No. 333-147149) and Forms S-1 (File No. 333-147339 and 333-149112).

/s/ W.T. Uniack & Co. CPA’s P.C.
Atlanta, Georgia
March 28, 2008